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                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Numerical Technologies, Inc. on Form S-3 of our report dated November 17, 2000 on the consolidated financial statements of Cadabra Design Automation Inc. for the years ended September 30, 2000 and 1999, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Ottawa, Canada

May 9, 2001